Report of Independent Registered Public
Accounting Firm

To the Board of Trustees of Wasatch Funds Trust and
Shareholders of

Wasatch Core Growth
Fund(r)
Wasatch Micro Cap
Fund(r)
Wasatch Emerging India
Fund(r)
Wasatch Micro Cap Value
Fund(r)
Wasatch Emerging Markets
Select Fund(r)
Wasatch Small Cap
Growth Fund(r)
Wasatch Emerging Markets
Small Cap Fund(r)
Wasatch Small Cap Value
Fund(r)
Wasatch Frontier Emerging
Small Countries Fund(r)
Wasatch Strategic
Income Fund(r)
Wasatch Global
Opportunities Fund(r)
Wasatch Ultra Growth
Fund(r)
Wasatch International
Growth Fund(r)
Wasatch World
Innovators Fund(r)
Wasatch International
Opportunities Fund(r)
Wasatch-1st Source
Income Fund(r)
Wasatch Large Cap Value
Fund(r)
Wasatch-Hoisington U.S.
Treasury Fund(r)
Wasatch Long/Short Fund(r)


In planning and performing our audit of the financial statements of Wasatch Core Growth Fund(r), Wasatch
Emerging India Fund(r), Wasatch Emerging Markets
Select Fund(r), Wasatch Emerging Markets Small Cap
Fund(r), Wasatch Frontier Emerging Small Countries
Fund(r), Wasatch Global Opportunities Fund(r), Wasatch
International Growth Fund(r), Wasatch International
Opportunities Fund(r), Wasatch Large Cap Value Fund(r),
Wasatch Long/Short Fund(r), Wasatch Micro Cap Fund(r),
Wasatch Micro Cap Value Fund(r), Wasatch Small Cap
Growth Fund(r), Wasatch Small Cap Value Fund(r),
Wasatch Strategic Income Fund(r), Wasatch Ultra Growth
Fund(r), Wasatch World Innovators Fund(r), Wasatch-1st
Source Income Fund(r), and Wasatch-Hoisington U.S.
Treasury Fund(r) (hereafter referred to as the "Funds") as of and for the year ended September 30, 2017, in accordance with the standards of the Public Company
Accounting Oversight Board (United States), we considered the Funds' internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting. Accordingly, we do not express an opinion on the effectiveness of the Funds' internal control over financial reporting.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls.
A fund's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A fund's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the funds; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the funds are being made only in accordance with authorizations of management and trustees of the funds;
and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a fund's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds' annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public Company Accounting
Oversight Board (United States). However, we noted no deficiencies in the Funds' internal control over financial reporting and its operation, including controls over safeguarding securities, that we consider to be material weaknesses as defined above as of September 30, 2017.

This report is intended solely for the information and use of management and the Board of Trustees of Wasatch
Funds Trust and the Securities and Exchange
Commission and is not intended to be and should not be used by anyone other than these specified parties.




/s/ PricewaterhouseCoopers LLP
Kansas City, Missouri
November 22, 2017